UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2015

RS LEGACY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011
_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 Regulation FD Disclosure

As previously reported, on February 5, 2015, RS Legacy Corporation (the “Company”) and its direct and indirect domestic subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Debtors are continuing in possession of their properties and are managing their businesses, as debtors in possession, in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. The Chapter 11 Cases are being jointly administered by the Court under In re RS LEGACY CORPORATION, et al. (Case No. 15-10197).

On August 31, 2015, the Debtors filed their monthly operating report for the period of July 5, 2015 through August 1, 2015 (the “Monthly Operating Report”) with the Court. The Monthly Operating Report is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Monthly Operating Report

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements applicable in the Chapter 11 Cases and is in a format acceptable to the U.S. Trustee. The Company is not required to publicly update the Monthly Operating Report to reflect more current facts or estimates or the occurrence of future events, including if the facts, estimates and assumptions upon which the Monthly Operating Report is based are erroneous. The Monthly Operating Report was not audited or reviewed by independent accountants, was not prepared in accordance with generally accepted accounting principles in the United States, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment (which may be material) and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Cautionary Statement Regarding Forward Looking Statements

This document contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they include words like “anticipate” “believe,” “estimate,” “expect,” “intend,” “project,” “guidance,” “plan,” “outlook” and other words with similar meaning. The Company specifically disclaims any duty to update any of the information set forth in this document, including any forward-looking statements. These statements are based on management’s current expectations and assumptions, and as such involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated, both in connection with the Chapter 11 Cases and the Company’s business and financial prospects. The Company’s management believes its judgments about these possible future events are reasonable, but actual results may differ materially due to a variety of important factors. Among other items, such factors might include the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 Cases and develop and consummate one or more plans of liquidation or reorganization with respect to the Chapter 11 Cases; the effects of the bankruptcy filing on the Company and the interests of various creditors, equity holders and other constituents; Court rulings in the Chapter 11 Cases and the outcome of the cases in general; and risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to develop and consummate one or more plans of liquidation or reorganization once such plans are developed. Additional information regarding these and other factors is included in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Reports on Form 10-Q.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Monthly Operating Report for the period July 5, 2015 through August 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RS Legacy Corporation
(Registrant)

/s/ William R. Russum
William R. Russum
Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Monthly Operating Report for the period July 5, 2015 through August 1, 2015